UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2010 (October 1, 2010)

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 1, 2010, Accuray Incorporated (the “Company”) entered into a General Release and Separation Agreement with Eric Lindquist, its former Senior Vice President, Chief Marketing Officer, in connection with Mr. Lindquist’s resignation as of September 2, 2010 (the “Lindquist Separation Agreement”).  The Lindquist Separation Agreement provides that Mr. Lindquist will receive severance benefits in accordance with the terms of his employment agreement with the Company, a copy of which is on file with the Commission, in consideration for a general release of claims against the Company.  Pursuant to the Lindquist Separation Agreement, the Company agreed to pay Mr. Lindquist a severance payment in the amount of $383,926.01, which amount is equal to the sum of:  (a) eight months of his annual base salary, or $210,833.33, (b) 100% of his target annual bonus for fiscal year 2011, which target annual bonus was 65% of Mr. Lindquist’s annual base salary for fiscal year 2011, prorated by the number of days elapsed in the current fiscal year, or $36,044.16, and (c) 66.6% of his target annual bonus for fiscal year 2011, or $137,048.52.  In addition, the Company agreed to pay for COBRA continuation coverage for Mr. Lindquist and his eligible dependents for the period commencing on the date on which Mr. Lindquist’s Company sponsored healthcare coverage would otherwise terminate (absent COBRA) and ending on the earlier to occur of the eight month anniversary of such date or the expiration of the period during which Mr. Lindquist would be entitled to continuation coverage under COBRA.

In addition, on October 1, 2010, the Company entered into an amended and restated employment letter with Theresa Dadone (the “Dadone Employment Letter”), which amends and restates in its entirety, the letter agreement between the Company and Ms. Dadone dated October 22, 2008, and pursuant to which Ms. Dadone agreed to continue to serve as the Company’s Senior Vice President, Human Resources.

There is no other arrangement or understanding pursuant to which Ms. Dadone was appointed as Senior Vice President, Human Resources.  Ms. Dadone has no familial relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The Dadone Employment Letter has a two year term (the “Term”), which commenced on October 1, 2010.  Following expiration of the Term (the “Expiration Date”), the provisions contained therein, with the exception of provisions relating to a change of control of the Company, shall have no further force or effect, and Ms. Dadone’s employment will continue to be at will.  Pursuant to the terms of the employment letter, prior to October 1, 2010, Ms. Dadone was entitled to receive an initial annual base salary of $235,000 per year and is eligible to participate in the Company’s executive bonus plan under which she may earn annual incentive bonuses targeted at 50% of her base salary based upon the attainment of performance criteria established and evaluated by the Compensation Committee of the Board of Directors.  Effective October 1, 2010, the Company’s Board of Directors approved an increase in Ms. Dadone’s salary to $240,640.

Under the Dadone Employment Letter, if prior to the Expiration Date, Ms. Dadone incurs a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation Section 1.409A-1(h)), by reason of termination of her employment by the Company other than for “cause,” death or disability, or by Ms. Dadone for “good reason,” as each term is defined in the Dadone Employment Letter, and provided that she executes a general release of claims in a form prescribed by the Company, then no later than twenty-one (21) days after the “Separation Date,” as such term is defined in the Dadone Employment Letter, the Company will pay Ms. Dadone a severance payment in an amount equal to six months of her annual base salary then in effect.  In addition, the Company will pay for six months of COBRA continuation coverage for Ms. Dadone and her spouse and children if she elects such coverage upon such a termination, but in no event for longer than the period of time during which she would be entitled to continuation coverage under Section 4980B of the Code.  In addition, the Company will provide Ms. Dadone with outplacement assistance in accordance with its then current policies and practices with respect to outplacement assistance for other similarly situated executives of the Company.

Under the Dadone Employment Letter, in the event a “change in control” of the Company (as defined in the employment letter) occurs during the Term, and within the three months before and 12 months following the change in control Ms. Dadone incurs a separation from service by reason of termination of her employment without “cause” or by Ms. Dadone for “good reason,” and provided that she executes a general release of claims in a form prescribed by the Company, then no later than thirty days after the Separation Date, the Company will pay Ms. Dadone a severance payment in an amount equal to the sum of (i) 12 months of her annual base salary as in effect immediately prior to the Separation Date and (ii) 100% of her target annual bonus for the fiscal year in which the separation from service occurs.  In addition, the Company will pay for 12 months of COBRA continuation coverage for Ms. Dadone and her spouse and children if she elects such coverage upon such a termination, but in no event for longer than the period of time during which she would be entitled to continuation coverage under Section 4980B of the Code.  In addition, each of Ms. Dadone’s then outstanding options to purchase shares of the Company’s common stock shall become fully vested and exercisable, and each of her then outstanding restricted stock units covering the Company’s common stock shall become fully vested, immediately prior to the Separation Date.  The Company will also provide Ms. Dadone with outplacement assistance in accordance with its then current policies and practices with respect to outplacement assistance for other similarly situated executives of the Company.  The foregoing benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.  In addition, if any payments or benefits payable to Ms. Dadone under the Dadone Employment Letter or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if Ms. Dadone will be in a more favorable after-tax position than if no such reduction was made.

The Dadone Employment Letter also provides for certain restrictive covenants by Ms. Dadone, including a confidentiality covenant that will apply during her employment with the Company and thereafter, a non-solicitation covenant for the duration of her employment and one year thereafter, and a non-competition covenant for the duration of her employment.

The Company will file the Lindquist Separation Agreement and the Dadone Employment Letter as exhibits to its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010.  The descriptions set forth in this Item 1.01 are summaries and are therefore qualified in their entirety by the complete text of the Lindquist Separation Agreement and the Dadone Employment Letter when filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: October 7, 2010	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary

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